UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

January 6, 2012

NEOGENOMICS, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-54384	74-2897368
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

12701 Commonwealth Drive, Suite 9, Fort Myers, Florida		33913
(Address of principal executive offices)		(Zip Code)

(239) 768-0600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On January 6, 2012, NeoGenomics Laboratories, Inc. (“NeoGenomics Laboratories”), a wholly-owned subsidiary of NeoGenomics, Inc. (the “Company”), and Health Discovery Corporation, a Georgia corporation (“HDC”), entered into a Master License Agreement (the “License Agreement”). Pursuant to the terms of the License Agreement, NeoGenomics Laboratories and its affiliates were granted an exclusive worldwide license to HDC’s “Licensed Patents” and “Licensed Know-How” (as defined in the License Agreement) to, among other things, use, develop, make, have made, sell, offer to sell, modify, and commercially exploit “Licensed Uses” (as defined in the License Agreement”) and “Licensed Products” (as defined in the License Agreement), in the fields of laboratory testing, molecular diagnostics, clinical pathology, anatomic pathology and digital image analysis (excluding non-pathology-related radiologic and photographic image analysis) relating to the development, marketing production or sale of any “Laboratory Developed Tests” or LDTs (as defined in the “License Agreement”) or other products used for diagnosing, ruling out, predicting a response to treatment, and/or monitoring treatment of any or all hematopoietic and solid tumor cancers excluding cancers affecting the retina and breast cancer (collectively with certain other qualifications as defined in the License Agreement, the “Field” or “Field of Use”).

The License Agreement allows NeoGenomics Laboratories, among other things, to develop and sell, without limitation, any gene, gene-product or protein-based LDTs using HDC’s technology in the Field and provides for sublicensing rights and the assignment of the License Agreement, in whole or in part, at the discretion of NeoGenomics Laboratories. The License Agreement further provides NeoGenomics Laboratories with access to certain HDC personnel and consulting resources in the fields of mathematics and in genetic and molecular test development. The Licensed Know-How also includes, among other things, certain tests, algorithms and computer software which have already been developed by HDC.

NeoGenomics Laboratories has agreed to use its best efforts to commercialize certain products within one year of the date of the License Agreement, subject to two one-year extensions per product if needed, including (and as defined in the License Agreement), a “Plasma Prostate Cancer Test”, a “Pancreatic Cancer Test”, a “Colon Cancer Test”, a “Cytogenetics Interpretation System”, and a “Flow Cytometry Interpretation System” (collectively, the “Initial Licensed Products”).

If NeoGenomics Laboratories has not generated $5.0 million of net revenue from products, services and sublicensing arrangements pursuant to the License Agreement within five years of the effective date of the License Agreement, HDC may, at its option, revoke the exclusivity with respect to any one or more of the Initial Licensed Products, subject to certain conditions.

Upon execution of the License Agreement, NeoGenomics Laboratories paid HDC $1,000,000 in cash and the Company issued HDC 1,360,000 shares of the Company’s common stock, par value $0.001 per share, which had a market value of $1,945,000 using the closing price of $1.43 per share for the Company’s common stock on the OTC Bulletin Board on January 6, 2012.

In addition, the License Agreement provides for milestone payments to HDC, in cash or stock, based on sublicensing revenue and revenue generated from products developed as a result of the License Agreement. Milestone payments would be in increments of $500,000 for every $2,000,000 in GAAP revenue recognized by NeoGenomics Laboratories up to a total of $5,000,000 in potential milestone payments. After $20,000,000 in cumulative GAAP revenue has been recognized by NeoGenomics Laboratories, HDC will receive a royalty of (i) 6.5% (subject to adjustment under certain circumstances) on Net Revenue (as defined in the License Agreement) generated from all Licensed Uses except for the Cytogenetics Interpretation System and the Flow Cytometry Interpretation System and (ii) a royalty of 50% of Net Revenue (after the recoupment of certain development and commercialization costs) that NeoGenomics Laboratories derives from any sublicensing arrangements it may put in place for the Cytogenetics Interpretation System and the Flow Cytometry Interpretation System.

Unless sooner terminated pursuant to its terms, the License Agreement will remain in effect until the expiration of the last of the patents licensed under the License Agreement and the license for certain products related to a specific patent will extend for an additional one year after the expiration of such patent.

The effectiveness of the License Agreement is contingent upon the execution of an employment or other agreement between NeoGenomics Laboratories and Maher Albitar, M.D. and consulting agreements between NeoGenomics Laboratories and each of Dr. Stephen Barnhill, Dr. Herbert Fritsche, Dr. Isabelle Guyon, and Dr. Hong Zhang.

A copy of the press release announcing the execution of the License Agreement is attached hereto as Exhibit 99.1 and the License Agreement is attached hereto as Exhibit 10.5.

The information set forth in Item 5.02 below is hereby incorporated by reference in this Item 1.01.

The foregoing description of the License Agreement does not purport to be complete and is qualified in its entirety by reference to such document, a copy of which is filed as an exhibit to this Current Report on Form 8-K.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The information set forth in Item 1.01 above is hereby incorporated by reference in this Item 5.02.

Maher Albitar, M.D., age 56, has been appointed to the position of Chief Medical Officer and Director of Research and Development. From 2008 to 2010, Dr. Albitar served as the Medical Director for Hematopathology and Oncology, Nichols Institute of Quest Diagnostics, and Chief R&D Director for Hematopathology and Oncology for Quest Diagnostics, a diagnostic testing, information and services company. From 2003 to 2008, Dr. Albitar served as the

Director of Hematopathology for the Nichols Institute of Quest Diagnostics. From 2005 to 2010, Dr. Albitar also served as a Board member of Associated Diagnostics Pathologists, Inc. From 1991 to 2003, Dr. Albitar held various faculty positions at The University of Texas MD Anderson Cancer Center. Dr. Albitar previously served as the Chief Medical Officer of HDC and is currently a member of the Board of Directors of HDC. Dr. Albitar has also served as a consultant to multiple companies. Dr. Albitar received his medical degree in 1979 from Damascus Medical School in Damascus, Syria.

On January 6, 2012, NeoGenomics Laboratories contracted for the services of Dr. Albitar on a full-time basis in connection with his appointment as Chief Medical Officer. As a result of the State of California’s regulations against the corporate practice of medicine, Dr. Albitar was engaged as an independent contractor through Albitar Oncology Consulting, LLC, a company previously formed by Dr. Albitar in which he is the sole member and physician-employee (the “Medical Group”). On January 6, 2012, NeoGenomics Laboratories and the Medical Group entered into a Medical Services Agreement (the “Services Agreement”) and Dr. Albitar and NeoGenomics Laboratories entered into a letter agreement (the “Letter Agreement”) with respect to Dr. Albitar’s appointment as Chief Medical Officer and Director of Research and Development.

The Services Agreement provides, among other things, that NeoGenomics Laboratories will engage the Medical Group to provide and that Medical Group will employ Dr. Albitar to provide certain specified services to NeoGenomics Laboratories on a full-time basis. The Services Agreement further provides that NeoGenomics Laboratories will perform administrative, non-physician services for the daily support of the business operations of the Medical Group’s practice including all billing and collection activities.

The Services Agreement provides that Dr. Albitar’s start date is January 9, 2012 and that NeoGenomics Laboratories will pay cash compensation of $425,000 per annum to the Medical Group and a bonus targeted at 25% of the base compensation if certain performance thresholds are met. Dr. Albitar is also entitled to participate in all medical benefits that NeoGenomics Laboratories’ offers to its independent contractors, receive five weeks of paid time off, payment of his state licensing fees, and reimbursement for up to $5,000 annually for expenses associated with Dr. Albitar’s continuing medical education.

The Letter Agreement provides that Dr. Albitar will be granted an option (the “Option”) to purchase 250,000 shares of the Company’s common stock at an exercise price equivalent to the closing price per share at which the Company’s stock was quoted on the OTC Bulletin Board on the last trading day prior to his start date. The Option has a five year term and 25% of the Option vests on each one year anniversary of Dr. Albitar’s start date. The Option will fully vest upon a change of control of the Company.

The Letter Agreement also provides that Dr. Albitar will receive a warrant (the “Warrant”) to purchase up to 200,000 shares of the Company’s common stock. The Warrant will have an exercise price equal to the closing price per share at which the Company’s stock was quoted on the OTC Bulletin Board on the last trading day prior to Dr. Albitar’s start date, a five year term and will vest in accordance with certain specified performance criteria. In addition, in the event of a change of control of the Company in which the consideration payable to each common stockholder of the Company in connection with such change of control has a deemed value of at least $4.00 per share then the Warrant would immediately vest in full.

On January 6, 2012, the Company and Dr. Albitar also entered into a Confidentiality and Non-Competition Agreement (the “Non-Compete”) and a Confidentiality, Title to Work Product and Non-Solicitation Agreement (the “Non-Solicitation”).

A copy of the press release announcing the appointment of Dr. Albitar is attached hereto as Exhibit 99.2.

The foregoing descriptions of the Services Agreement, the Letter Agreement, the Warrant, the Option, the Non-Compete and the Non-Solicitation do not purport to be complete and are qualified in their entirety by reference to such documents, copies of which are filed as exhibits to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

4.1	Warrant Agreement dated January 6, 2012 between NeoGenomics, Inc. and Maher Albitar, M.D.

4.2	Form of Stock Option Agreement between NeoGenomics, Inc. and Maher Albitar, M.D.

10.1	Medical Services Agreement dated January 6, 2012 between Albitar Oncology Consulting, LLC and NeoGenomics Laboratories, Inc.

10.2	Letter Agreement dated January 6, 2012 between NeoGenomics Laboratories, Inc. and Maher Albitar, M.D.

10.3	Confidentiality and Non-Competition Agreement dated January 6, 2012 between NeoGenomics Laboratories, Inc. and Maher Albitar, M.D.

10.4	Confidentiality, Title to Work Product and Non-Solicitation Agreement dated January 6, 2012 between NeoGenomics Laboratories, Inc. and Maher Albitar, M.D.

10.5	Master License Agreement, dated January 6, 2012, between NeoGenomics Laboratories, Inc. and Health Discovery Corporation

99.1	Press Release of NeoGenomics, Inc. dated January 9, 2012 relating the License Agreement

99.2	Press Release of NeoGenomics, Inc. dated January 9, 2012 relating to the Appointment of Maher Albitar, M.D. as Chief Medical Officer

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOGENOMICS, INC.

By:	George Cardoza
George Cardoza
Chief Financial Officer

Date: January 11, 2012

Exhibit Index

Exhibit No.	Description

4.1	Warrant Agreement dated January 6, 2012 between NeoGenomics, Inc. and Maher Albitar, M.D.

4.2	Form of Stock Option Agreement between NeoGenomics, Inc. and Maher Albitar, M.D.

10.1	Medical Services Agreement dated January 6, 2012 between Albitar Oncology Consulting, LLC and NeoGenomics Laboratories, Inc.

10.2	Letter Agreement dated January 6, 2012 between NeoGenomics Laboratories, Inc. and Maher Albitar, M.D.

10.3	Confidentiality and Non-Competition Agreement dated January 6, 2012 between NeoGenomics Laboratories, Inc. and Maher Albitar, M.D.

10.4	Confidentiality, Title to Work Product and Non-Solicitation Agreement dated January 6, 2012 between NeoGenomics Laboratories, Inc. and Maher Albitar, M.D.

10.5	Master License Agreement, dated January 6, 2012, between NeoGenomics Laboratories, Inc. and Health Discovery Corporation

99.1	Press Release of NeoGenomics, Inc. dated January 9, 2012 relating the License Agreement

99.2	Press Release of NeoGenomics, Inc. dated January 9, 2012 relating to the Appointment of Maher Albitar, M.D. as Chief Medical Officer